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                                                                 EXHIBIT 99.1

                                  TWA NEWS


FOR IMMEDIATE RELEASE                     Media Contact:  Julia Bishop-Cross
                                                     314/589-3214

                                          Investor Contact:  Laura McKee
                                                     314/589-3311


St. Louis, January 19, 2001 - Trans World Airlines, Inc. (AMEX: TWA) today announced it has received notice from the Staff of the American Stock Exchange stating that the Company no longer complies with the AMEX's continued listing guidelines based on its failure to satisfy the continued listing guidelines set forth in Sections 1003(a)(i), 1003(a)(ii) and 1003(a)(iv) of the AMEX Company Guide.

On January 10, 2000, TWA and certain of its domestic subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. As a result of these proceedings, the Company has elected to not appeal the AMEX's decision, and as such, anticipates that the AMEX will promptly file an application with the Securities and Exchange Commission to remove the Company's stock from listing and registration.